SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed information statement provides important information regarding new managers that have been appointed to one or more of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements with the new managers, which were selected by Strategic Advisers LLC, the adviser to the Strategic Advisers Funds and the portfolio manager for your Fidelity managed account. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. No other action is required by you. Should you have any questions, please call the appropriate number listed below.

•	For current or former clients in a Fidelity managed account: Please call 1-800-544-3455, Monday–Friday, 8 a.m. to 7 p.m. Eastern time (Strategic Advisers® Core Fund).

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

1.9862526.101

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IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® CORE FUND (THE FUND)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust) to the shareholders of Strategic Advisers® Core Fund (the Fund), a series of the Trust. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers LLC (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about July 29, 2019 to shareholders of record as of July 8, 2019. This Information Statement is intended to inform you that new sub-advisers have been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on March 7, 2019 and June 5, 2019, of the following sub-advisory arrangements, respectively:

Fund	Sub-Adviser
Strategic Advisers® Core Fund (Core Fund)	Invesco Advisers, Inc. (Invesco) PineBridge Investments LLC (PineBridge)

The purpose of this Information Statement is to provide an overview of the Trustees’ decisions to appoint Invesco and PineBridge (the New Sub-Advisers) as additional sub-advisers for the Fund and to discuss the terms of the new sub-advisory agreements (the Agreements).

INTRODUCTION

Strategic Advisers is the Fund’s investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers by the SEC on November 28, 2006 (SEC

Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Fund without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each New Sub-Adviser as an additional sub-adviser to the Fund and approved the Invesco and PineBridge Agreements at an in-person meeting on March 7, 2019 and June 5, 2019, repectively. Effective May 24, 2019, Invesco replaced OppenheimerFunds, Inc. (OppenheimerFunds) as a sub-adviser of the Fund as a result of a change in control of OppenheimerFunds that caused its sub-advisory agreement to terminate. As discussed later in this Information Statement, the Board carefully considered the matters and concluded that the appointment of each New Sub-Adviser under the terms of each Agreement was in the best interest of the Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of the Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUND

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Fund’s investment adviser. Strategic Advisers directs the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, on December 3, 2009, and by the initial sole shareholder on December 29, 2009.

The management contract for the Fund (the Management Contract) was most recently renewed by the Board, including a majority of the Independent Trustees, on September 13, 2018. Strategic Advisers, or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of the Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund’s records; maintaining the registration and qualification of the Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of the Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

The Fund pays a monthly management fee to Strategic Advisers (the Management Fee). The Management Fee is calculated by adding Strategic Advisers’ annual Manage- ment Fee rate of 0.25% and the total fee, payable monthly, to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. The Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for the Fund through September 30, 2021. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of the Fund will not exceed 1.00%. In addition, the Core Fund’s management fee is all-inclusive, meaning that Strategic Advisers pays all other operating expenses of the Core Fund, with certain limited exceptions.

Strategic Advisers may not discontinue or modify the management fee waiver prior to its expiration date without the approval of the Board. The addition of the New Sub-Advisers will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver arrangement discussed above.

In addition to the New Sub-Advisers, the following serve as sub-advisers to the Fund: AllianceBernstein L.P. (AllianceBernstein), Aristotle Capital Management, LLC (Aristotle Capital), Boston Partners Global Investors, Inc. (Boston Partners), Brandywine Global Investment Management, LLC (Brandywine Global), ClariVest Asset Management LLC (ClariVest), FIAM LLC (FIAM), Geode Capital Management, LLC (Geode), J.P. Morgan Investment Management, Inc. (JPMorgan), Loomis Sayles & Company, L.P. (Loomis Sayles), LSV Asset Management (LSV), Massachusetts Financial Services Company (MFS), and T. Rowe Price Associates, Inc. (T. Rowe Price). FIAM is an affiliate of Strategic Advisers.

The following table shows management fees paid by the Fund to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Fund’s sub-advisers during the fiscal period ended May 31, 2019.

Fund	Management Fees Paid to Strategic AdvisersA,B	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA,B	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-AdvisersC	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the Fund
Core Fund	$48,256,201	0.20%	$37,496,591	0.1538%

A	After waivers reducing management fees in the amount of $61,974,367.

B	After credits reducing management fees in the amount of $25,063.

C

Differences between the amount of the management fees paid by the Fund to Strategic Advisers and the aggregate amount of sub-advisory fees paid by Strategic Advisers to sub-advisers may be due to expense estimates which are accrued in the period to which they relate and adjusted when actual amounts are known.

Fund	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers as a % of Average Net Assets of the Fund
Core Fund	$11,261,308	0.0462%

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISERS

On March 7, 2019 and June 5, 2019, pursuant to the “managers of managers” arrangement, the Board approved separate investment advisory agreements with Invesco and PineBridge , respectively, on behalf of the Fund. The Board approved the Invesco Agreement as a result of the planned acquisition of OppenheimerFunds, a sub-adviser of the Fund, by Invesco Ltd., the ultimate parent company of Invesco (the “Transaction”). Upon closing of the Transaction on May 24, 2019, a change in control of OppenheimerFunds occurred that caused its sub-advisory agreement with respect to the Fund to terminate in accordance with its terms and the 1940 Act. Pursuant to the Agreements, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of the assets of the Fund allocated to it by Strategic Advisers and for voting proxies for the Fund with respect to those investments.

Pursuant to each Agreement, each New Sub-Adviser provides a program of continuous investment management for the portion of the Fund’s assets allocated to it in accordance with the Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the Fund, the Board, or Strategic Advisers may impose. Each New Sub-Adviser will vote the Fund’s proxies in accordance with the New Sub-Adviser’s proxy voting policies, as approved by the Board. Strategic Advisers has granted each New Sub-Adviser authority to invest and reinvest the assets of the Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of the Fund, Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by the Fund.

Each Agreement may be terminated on sixty days’ written notice to each New Sub-Adviser (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of the Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by a New Sub-Adviser upon ninety days’ written notice to Strategic Advisers and the Trust. In addition, each Sub-Advisory Agreement will terminate in the event of the termination of the Management Contract with respect to the Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT INVESCO

Invesco’s main office is located at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. Invesco is not affiliated with Strategic Advisers.

Investment Process

Invesco provides investment management services to the Fund through the Large Cap Core Strategy. The Large Cap Core Team (“the team”) is primarily a fundamental, bottom-up, domestic large-cap core equity manager. The team uses fundamental research in combination with quantitative inputs to find companies that have strong value creation potential, a compelling risk/reward profile and are mis- priced by the market place.

Directors and Officers

The following are the directors, officers, and control persons of Invesco. Unless otherwise noted, the address of each is 1555 Peachtree Street, N.E., Atlanta, Georgia 30309.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Kevin Michael Carome	Director
Gregory G. McGreevey	Director, Chairman, President and Chief Executive Officer
Colin D. Meadows	Director
Andrew R. Schlossberg	Director & Senior Vice President
Loren Michael Starr	Director
Mark W. Gregson	Controller
Jeffrey H. Kupor	Senior Vice President & Secretary
Annette Janecka Lege	Treasurer, Chief Financial Officer and Chief Accounting Officer
Robert R. Leveille	Chief Compliance Officer
Crissie Wisdom	Anti-Money Laundering Compliance Officer

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Jey Amairaji	Senior Vice President
Joseph Benedetti	Senior Vice President
Michelle Borre-Massick	Senior Vice President
John Boydell	Senior Vice President
Stuart Cartner	Senior Vice President
Scott Cottier	Senior Vice President
Michael Kevin Cronin	Senior Investment Officer
Gerald Cubbin	Senior Vice President
R. Scott Dennis	Senior Vice President
Robin Dey	Senior Vice President
Randall Dishmon	Senior Vice President
George Evans	Senior Vice President
Kristie M. Feinberg	Senior Vice President
Jennifer Foxson	Senior Vice President & Assistant Secretary
Manind Govil	Senior Vice President & Assistant Secretary
Hormoz Haghbin	Senior Vice President
Frank Jennings	Senior Vice President
Christopher Kelly	Senior Vice President
James Kennedy	Senior Vice President
Brian Kramer	Senior Vice President
Randy Legg	Senior Vice President
Krishna Memani	Senior Vice President
Andrew Mika	Senior Vice President
Tony Oh	Senior Vice President
Brian Petersen	Senior Vice President
Christopher Proctor	Senior Vice President
Robert Harris Rigsby	Senior Vice President
Benjamin Rockmuller	Senior Vice President
Valerie Sanders	Senior Vice President
Leslie A. Schmidt	Senior Vice President

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Nicholas Sherwood	Senior Vice President
Laton Spahr	Senior Vice President
Keith Spencer	Senior Vice President
Richard Stein	Senior Vice President
Peter Strzalkowski	Senior Vice President
David C. Warren	Senior Vice President
Joseph Welsh	Senior Vice President
Gary K. Wendler	Senior Vice President
Ann White	Senior Vice President
Troy Willis	Senior Vice President
Thomas Wilson	Senior Vice President
John M. Zerr	Senior Vice President
Ronald Zibelli	Senior Vice President
John M. Anzalone	Vice President
Aroon Balani	Vice President
Laurie Brignac	Vice President
Stephanie Bullington	Vice President
Michael Camarella	Vice President
Suzanne Christensen	Vice President
Mario Clemente	Vice President
Mark DiMitry	Vice President
Washington Dender	Vice President
Chris Devine	Vice President
Dan Engstrom	Vice President
Jeff Everett	Vice President
Marvin Flewellen	Vice President
Gregory Freer	Vice President
John Galateria	Vice President
Peter S. Gallagher	Vice President
Carolyn L. Gibbs	Vice President
Jennifer Gilmore	Vice President
Clint Harris	Vice President

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Kevin Holt	Vice President
Mike Hyman	Vice President
Anita Karrier	Vice President
Bernard Langer	Vice President
Steven T. Mahan	Vice President
Elizabeth McCormack	Vice President
Catherine McLagan	Vice President
Jan Miller	Vice President
Sheri Morris	Vice President
Elizabeth S. Mossow	Vice President
Glen Murphy	Vice President
Duy K. Nguyen	Vice President
Clas G. Olsson	Vice President
Mark E. Paris	Vice President
Joe Portera	Vice President
Charles S. Pulire	Vice President
Joe V. Rodriguez	Vice President
Melissa P. Rogers	Vice President
Ronald S. Sloan	Vice President
Robert Smith	Vice President
Erik Voss	Vice President
Rob Waldner	Vice President
Duncan Walker	Vice President
Donna Wilson	Vice President
Scott E. Wolle	Vice President
Caleb Wong	Vice President
Tony Lik Wong	Vice President
Beth Zayicek	Vice President
CONTROL PERSONS
Name	Relationship
Invesco Ltd.	Indirect owner of 100% of Invesco

No officer or Trustee of the Fund is an officer, employee, director, or shareholder of Invesco.

INFORMATION ABOUT PINEBRIDGE

PineBridge’s main office is located at 399 Park Avenue, 4th Floor, New York, NY 10022. PineBridge is not affiliated with Strategic Advisers.

Investment Process

PineBridge’s investment process for the Large Cap Core Strategy can be broken down into a demonstrated, methodical, and repeatable three-step process. The first step is Life Cycle Categorization. Each company within the universe will fall within one of six Life Cycle Categories: Exceptional Growth, High Stable Growth, High Cyclical Growth, Mature – Turnaround, Mature – Cyclical, and Mature – Defensive. The second step is Stock Selection. Qualitative criteria are mapped to representative and measurable quantitative factors, which are systematically applied to generate the overall model ranking for each stock. The third step is Portfolio Construction. Monthly, PineBridge constructs the portfolio by optimizing the quantitatively generated stock rankings while adhering to tracking error targets, prescribed turnover limits, and other portfolio constraints.

Directors and Officers

The following are the directors, officers, and control persons of PineBridge. Unless otherwise noted, the address of each is 399 Park Avenue, 4th Floor, New York, NY 10022.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
John Blevins	Chief Compliance Officer
Tracie Ahern	Chief Financial Officer
Pierre Mellinger	President of PineBridge Investments Partners LLC
Gregory Ehret	Director and Chief Executive Officer
Cissie Citardi	General Counsel
Michael Karpik	Director and Chief Operating Officer
CONTROL PERSONS
Name	Relationship
Li, Richard, Tzar Kai	Indirect Majority Owner of PineBridge

No officer or Trustee of the Fund is an officer, employee, director, or shareholder of PineBridge.

PineBridge also acts as investment adviser or sub-adviser to the other registered investment companies set forth below, which have investment objectives that are similar to the portion of the Core Fund’s assets that are allocated to PineBridge:

Fund	Net Assets (as of May 31, 2019)
Comparable Mandate 1	$248,742,251

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation, the Funds’ principal underwriter and distribution agent, is 900 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Fund through the fiscal period ended May 31, 2019:

Broker	Affiliated With	Transactions Initiated By	Commissions	Percentage of Aggregate Brokerage Commissions
Luminex	FMR LLC/ Strategic Advisers	T. Rowe Price	$5,258	0.07%
Fidelity Capital Markets	FMR LLC/ Strategic Advisers	OppenheimerFunds(1)	$1,129	0.02%
Luminex	FMR LLC/ Strategic Advisers	OppenheimerFunds(1)	$2,136	0.03%
Fidelity Capital Markets	FMR LLC/ Strategic Advisers	AllianceBernstein	$2,414	0.03%
Luminex	FMR LLC/ Strategic Advisers	AllianceBernstein	$123	0.00%
Luminex	FMR LLC/ Strategic Advisers	JPMorgan	$2,483	0.03%
Fidelity Capital Markets	FMR LLC/ Strategic Advisers	FIAM	$51,665	0.71%
Luminex	FMR LLC/ Strategic Advisers	FIAM	$5,682	0.08%

(1)	The sub-advisory agreement with OppenheimerFunds terminated on May 24, 2019.

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. There were 1,428,396,279 shares of the Fund that were issued and outstanding as of May 31, 2019. As of May 31, 2019, the

Trustees, Members of the Advisory Board (if any), and officers of the Fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to the fund.

To the knowledge of the Trust, no shareholder had substantial (5% or more) record and/or beneficial ownership of the Fund as of May 31, 2019.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of the Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 or write to Fidelity Distributors Corporation at 900 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 245 Summer Street, Boston, Massachusetts, 02210, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

APPENDIX A

BOARD APPROVAL OF INVESTMENT ADVISORY

CONTRACT AND MANAGEMENT FEES

Strategic Advisers Core Fund

On March 7, 2019, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve an investment advisory agreement (the Sub-Advisory Agreement) with Invesco Advisers, Inc. (Invesco) for the fund, which would take effect upon the consummation of a transaction pursuant to which Invesco Ltd. will acquire OppenheimerFunds, Inc. (Oppenheimer), a sub-adviser to the fund (Transaction). The Board noted that the terms of the Sub-Advisory Agreement are identical in all material respects to those of the fund’s current sub-advisory agreement with Oppenheimer, except with respect to the date of execution, the named sub-adviser, and the legal entity name for Strategic Advisers LLC (Strategic Advisers). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information it believed relevant to the approval of the Sub-Advisory Agreement.

In considering whether to approve the Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the Sub-Advisory Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which the fund’s investment adviser, Strategic Advisers, or its affiliates derive an inappropriate advantage. Also, the Board found that the fees to be charged under the Sub-Advisory Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract of any underlying fund in which the fund may invest. The Board’s decision to approve the Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board.

Nature, Extent, and Quality of Services Provided. The Board considered that the Transaction will not result in any changes to the investment personnel that currently provide services to the fund and that, after the Transaction closes, the same investment advisory personnel will continue to provide services to the fund as employees of Invesco. The Board noted that it reviewed information regarding the backgrounds of Oppenheimer’s investment personnel, and also took into consideration the fund’s investment objective, strategies and related investment philosophy, in connection with the annual renewal of the current sub-advisory agreement with Oppenheimer (Current Sub-Advisory Agreement) at its September 2018 Board meeting. The Board also considered Invesco’s and Oppenheimer’s representation that the Transaction is not anticipated to result in any changes to the nature, extent and quality of the services provided to the fund.

Investment Performance. The Board did not consider performance to be a material factor in its decision to approve the Sub-Advisory Agreement because the Sub-Advisory Agreement would not result in any changes to the fund’s investment processes or strategies or in the persons primarily responsible for the day-to-day management of the fund. The Board noted that it reviewed the historical investment performance of Oppenheimer, on behalf of the fund, in connection with the renewal of the Current Sub-Advisory Agreement at its September 2018 meeting.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing the Sub-Advisory Agreement, the Board considered that there would be no changes to the amount and nature of fees that are currently paid by Strategic Advisers to Oppenheimer under the Current Sub-Advisory Agreement and that will be paid to Invesco under the Sub-Advisory Agreement. The Board also considered that the Sub-Advisory Agreement will not have any impact on Strategic Advisers’ portion of the fund’s management fee, the fund’s maximum aggregate annual management fee rate, Strategic Advisers’ contractual management fee waiver for the fund, or total operating expenses. The Board also considered that the fund’s management fee and total net expenses are expected to maintain the same relationship to the competitive peer group medians reviewed by the Board in connection with the annual renewal of the fund’s advisory contracts at the September 2018 meeting.

Based on its review, the Board concluded that the fund’s management fee structure and total expenses continue to bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because the Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers portion of the management fee, the Board did not consider the costs of services and the profitability of the relationship with the fund to Strategic Advisers to be significant factors in its decision to approve the Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, during its annual renewal of the fund’s advisory agreement with Strategic Advisers. With respect to Invesco, the Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the Sub-Advisory Agreement will have a material impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s advisory agreement with Strategic Advisers and the fund’s sub-advisory agreements. The Board noted that the Sub-Advisory Agreement will continue to provide for identical breakpoints as the Current Sub-Advisory agreement; however, the Board also noted that the fund has achieved asset levels above the maximum breakpoint.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that the Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the Sub-Advisory Agreement should be approved because the Sub-Advisory Agreement is in the best interests of the fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract of any underlying fund in which the fund may invest. In addition, the Board concluded that the approval of the Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

BOARD APPROVAL OF INVESTMENT ADVISORY

CONTRACT AND MANAGEMENT FEES

Strategic Advisers Core Fund

On June 5, 2019, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve a sub-advisory agreement (the Sub-Advisory Agreement) with PineBridge Investments LLC (New Sub-Adviser) for the fund.

The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information it believed relevant to the approval of the Sub-Advisory Agreement.

In considering whether to approve the Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the Sub-Advisory Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers LLC (Strategic Advisers) or its affiliates derive an inappropriate advantage. Also, the Board found that the sub-advisory fees to be charged under the Sub-Advisory Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. The Board’s decision to approve the Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, and also took into consideration the fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structure of the New Sub-Adviser’s portfolio manager compensation program and whether this structure provides appropriate incentives to act in the best interests of the fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the New Sub-Adviser’s investment staff, its use of technology, and the New Sub-Adviser’s approach to managing and compensating its investment personnel. The Board noted that the New Sub-Adviser’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in its deliberations, the Board considered the New Sub-Adviser’s trading capabilities and resources which are integral parts of the investment management process.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by the New Sub-Adviser under the Sub-Advisory Agreement, and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board also considered the historical investment performance of the New Sub-Adviser and the portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing the Sub-Advisory Agreement, the Board considered the amount and nature of fees to be paid by the fund to the fund’s investment adviser, Strategic Advisers, the amount and nature of fees to be paid by Strategic Advisers to the New Sub-Adviser and the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring the New Sub-Adviser.

The Board noted that the fund’s maximum aggregate annual management fee rate may not exceed 1.00% of the fund’s average daily net assets and that the Sub-Advisory Agreement will not result in a change to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its 0.25% portion of the fund’s management fee through September 30, 2021 and its proposal to extend the waiver through September 30, 2022. In addition, the Board considered that Strategic Advisers’ portion of the management fee paid to Strategic Advisers will continue to be all-inclusive and that Strategic Advisers will continue to pay the fund’s operating expenses, with certain limited exceptions, out of its portion of the management fee. The Board also considered that after allocating assets to the New Sub-Adviser, the fund’s management fee and total net expenses are expected to continue to rank below the competitive peer group medians presented to the Board at the June 2019 meeting.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because the Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to the funds’ sub-advisers, if any, as a result of their respective relationships with the fund, during its annual renewal of the fund’s advisory agreement with Strategic Advisers and the fund’s sub-advisory agreements. With respect to the New Sub-Adviser, the Board considered management’s representation that it does not anticipate that the hiring of the New Sub-Adviser will have a significant impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s advisory agreement with Strategic Advisers and the fund’s sub-advisory agreements. The Board noted that the Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to the New Sub-Adviser as assets allocated to the New Sub-Adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that the Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the Sub-Advisory Agreement should be approved because the Sub-Advisory Agreement is in the best interests of the fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. In addition, the Board concluded that the approval of the Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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Strategic Advisers is a registered service mark of FMR LLC. © 2019 FMR LLC. All rights reserved.

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